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                                                                   Exhibit 10.65






                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                              RESTRICTED SHARE PLAN

                            FOR NON-EMPLOYEE TRUSTEES

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
1.       Purpose.................................................................................................1

2.       Definitions.............................................................................................1

3.       Administration..........................................................................................2

4.       Effective Date..........................................................................................2

5.       Shares Subject to the Plan..............................................................................2

6.       Eligibility.............................................................................................3

7.       Grants..................................................................................................3

8.       Events Affecting Outstanding Restricted Shares..........................................................4

         8.1      Termination of Board Membership (Other Than by Death or Disability)............................4

         8.2      Death or Disability............................................................................4

         8.3      Capital Adjustments............................................................................4

         8.4      Certain Corporate Transactions.................................................................4

         8.5      Exercise Upon Change in Control................................................................5

9.                Amendment or Termination of the Plan; Amendment of Restricted Share Agreements.................6

10.               Miscellaneous..................................................................................6

         10.1     Documentation of Grants........................................................................6

         10.2     Rights as a Shareholder........................................................................6

         10.3     Conditions on Delivery of Shares...............................................................6

         10.4     Investment Purpose.............................................................................7

         10.5     Registration and Listing of Shares.............................................................7

         10.6     Compliance with Rule 16b-3.....................................................................7

         10.7     Nontransferability of Grants...................................................................7

         10.8     Registration...................................................................................7

         10.9     Indemnification of Board and Committee.........................................................7

         10.10    Governing Law..................................................................................8

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                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                              RESTRICTED SHARE PLAN

                            FOR NON-EMPLOYEE TRUSTEES

         WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") desires to grant restricted shares automatically to the non-employee trustees of the Trust on an annual basis;

         NOW, THEREFORE, the Pennsylvania Real Estate Investment Trust Restricted Share Plan for Non-Employee Trustees is hereby adopted under the following terms and conditions:

   1. Purpose. The Plan is intended to provide a means whereby the Trust automatically grants Restricted Shares each year to Non-Employee Trustees of the Trust. Thereby, the Trust will (i) increase the ownership interest in the Trust of Non-Employee Trustees whose services are considered essential to the Trust's continued progress and (ii) provide a further incentive to serve as a Trustee of the Trust.

   2. Definitions

      (a) "Board" shall mean the Board of Trustees of the Trust.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Committee" shall mean the Trust's Executive Compensation and Human Resources Committee, which shall consist solely of not fewer than two trustees of the Trust who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

      (d) "Disability" shall mean termination of service as a Trustee as a result of "permanent and total disability," as defined in section 22(e)(3) of the Code.

      (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (f) "Non-Employee Trustee" shall mean a member of the Board who is not an employee of the Trust or any Related Corporation.

      (g) "Participant" shall mean a Non-Employee Trustee who has been granted Restricted Shares under the Plan.

      (h) "Plan" shall mean the Pennsylvania Real Estate Investment Trust Restricted Share Plan for Non-Employee Trustees, as set forth herein and as it may be amended from time to time.




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      (i) "Related Corporation" shall mean either a "subsidiary corporation" of the Trust, as defined in section 424(f) of the Code, or the "parent corporation" of the Trust (if any), as defined in section 424(e) of the Code.

      (j) "Restricted Shares" shall mean Shares granted by the Trust to the Participant, subject to whatever restrictions are determined by the Board.

      (k) "Restricted Share Agreement" shall mean a written document evidencing the grant of Restricted Shares, as described in Section 10.1.

      (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

      (m) "Shares" shall mean shares of beneficial interest in the Trust, par value $1.00 per share.

      (n) "Trust" shall mean the Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

   3. Administration

      (a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a trustee of the Trust. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any and all authority of the Committee (except for the authority described in subsections (b)(i) and (b)(ii) below) may be delegated to a Plan administrator.

      (b) The Committee shall have the authority:

          (i) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and

          (ii) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

   4. Effective Date. The Plan is effective as of January 1, 2002.

   5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 50,000 Shares. However, the limit in the preceding sentence shall be subject to the adjustment described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Trust may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Restricted Shares are forfeited before they become fully vested, the number of Shares as to which such Restricted Shares are forfeited shall continue to be available for future Restricted Shares granted under the Plan.

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   6. Eligibility. The class of trustees who shall receive Restricted Shares under the Plan shall be the Non-Employee Trustees.

   7. Grants

      (a) Automatic Grant of General Requirements Restricted Shares. As of January 31, 2002, and as of each January 31 thereafter (or, if Shares do not trade on such January 31, then as of the last trading day before such January
31), 1,000 Restricted Shares shall be issued automatically to each Non-Employee Trustee for no consideration.

      (b) Rights as a Stockholder. Unless the Board determines otherwise, a Participant who receives Restricted Shares shall have certain rights of a stockholder with respect to the Restricted Shares, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Board at the time of grant. Unless the Board determines otherwise, certificates evidencing Restricted Shares will remain in the possession of the Trust until such Shares are free of all restrictions under the Plan.

      (c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to be a member of the Board for any reason, must be forfeited to the Trust. These restrictions will lapse over the three-year period after their January 31 (or other) grant date, one-third on each anniversary of such grant date, as specified in the Restricted Share Agreement. Upon the lapse of all restrictions, Shares will cease to be Restricted Shares for purposes of the Plan. The Board may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

      (d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to a grant of Restricted Shares must provide a copy thereof to the Trust within 10 days of the filing of such election with the Internal Revenue Service.

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   8. Events Affecting Outstanding Restricted Shares

   8.1 Termination of Board Membership (Other Than by Death or Disability). If a Participant ceases to be a Non-Employee Trustee for any reason other than death or Disability, as the case may be, except as otherwise determined by the Board, all Restricted Shares held by the Participant at the time of the termination of board membership must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7(c).

   8.2 Death or Disability. If a Participant dies or incurs a Disability, except as otherwise determined by the Board, all Restricted Shares held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with
Section 7(c).

   8.3 Capital Adjustments. The number of Shares that may be delivered under the Plan, as stated in Section 5, and the number of Shares issuable upon the vesting of outstanding Restricted Shares under the Plan shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Trust.

   8.4 Certain Corporate Transactions

      (a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Restricted Share Agreement shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Board may terminate all or a portion of any outstanding Restricted Shares if it determines that such termination is in the best interests of the Trust. Alternatively, the Board, in its discretion, in such event may remove the restrictions from the outstanding Restricted Shares. The Board also may, in its discretion, change the terms of any outstanding Restricted Share Agreement to reflect any such corporate transaction.

      (b) With respect to an outstanding Restricted Share Agreement held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Board may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Board, is substantially equivalent to the Restricted Share Agreement.

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   8.5 Exercise Upon Change in Control

      (a) Notwithstanding any other provision of this Plan the restrictions described in Section 7(c) on the Restricted Shares shall lapse upon a Change in Control (as defined in subsection (b) below).

      (b) "Change in Control" shall mean:

          (1) The acquisition by an individual, entity, or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Trust, (ii) any acquisition by the Trust, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any entity controlled by the Trust, (iv) any acquisition by any entity pursuant to a transaction which complies with clauses
(i), (ii) and (iii) of paragraph (3) below, or (v) any acquisition by any Person entitled to file Schedule 13G under the Exchange Act with respect to such acquisition; or

          (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust's shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust, as such terms are used in Rule 14a-1 promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

          (3) Approval by the shareholders of the Trust of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Shares, (ii) no Person (excluding any employee benefit plan (or related trust) of the Trust or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of entity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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          (4) Approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust.

   9. Amendment or Termination of the Plan; Amendment of Restricted Share Agreements.

      (a) Action of Board. The Board, pursuant to a written resolution, may from time to time suspend, terminate or amend the Plan and amend any outstanding Restricted Share Agreement in any respect whatsoever. Notwithstanding the foregoing, no such suspension, discontinuance, or amendment shall materially impair the rights of any Participant holding Restricted Share Agreement without the consent of such Participant.

      (b) Automatic Suspension. The Plan shall be suspended automatically, without action of the Board, as of a grant date described in Section 7(a) if there is not a sufficient number of Shares remaining under Section 5 for issuance under the Plan to grant the Restricted Shares described in Section 7(a) to each of the Non-Employee Trustees on such date. If this occurs, no Restricted Shares shall be granted on such date unless and until the Board authorizes enough additional Shares under the Plan so that the full grant described in
Section 7(a) can be made to each of the Non-Employee Trustees.

   10. Miscellaneous

   10.1 Documentation of Grants. Grants shall be evidenced by such written Restricted Share Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Trust, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

   10.2 Rights as a Shareholder. Except as specifically provided by the Plan or a Restricted Share Agreement, the receipt of Restricted Shares shall not give a Participant rights as a shareholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Restricted Share Agreement, upon the actual receipt of Shares.

   10.3 Conditions on Delivery of Shares. The Trust shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Restricted Share Agreement have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange.

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   10.4 Investment Purpose. All Restricted Shares shall be granted on the condition that the grant of Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to the Restricted Share Agreement are registered under the Securities Act, or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Trust such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

   10.5 Registration and Listing of Shares. If the Trust shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased or granted under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Trust shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased or granted hereunder, the Trust shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

   10.6 Compliance with Rule 16b-3. All transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

   10.7 Nontransferability of Grants. No grant of Restricted Shares may be transferred other than by will or by the laws of descent and distribution.

   10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant's spouse, jointly, with right of survivorship.

   10.9 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Trust, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Restricted Shares granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Trust's by-laws or Pennsylvania law.

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   10.10 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of, Non-Employee Trustees under the Plan and Restricted Shares granted hereunder.


   IN WITNESS WHEREOF, and by authority of the Board of Trustees of the PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, Jonathan Weller hereby approves this Plan on this 13th day of February, 2002.




                                        By: /s/ Jonathan Weller
                                           ---------------------------
                                        Jonathan Weller, President and
                                        Chief Operating Officer


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